For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
+1 (330) 558-2600

SHILOH INDUSTRIES REPORTS FOURTH-QUARTER and FULL-YEAR FISCAL 2016 RESULTS

VALLEY CITY, Ohio, January 17, 2017 (GLOBE NEWSWIRE) - Shiloh Industries, Inc. (NASDAQ: SHLO), a leading global supplier of lightweighting, noise, and vibration solutions to the automotive, commercial vehicle and other industrial markets, today reported financial results for its fiscal fourth-quarter and full-year fiscal 2016 ended October 31, 2016.

Fourth-Quarter 2016 Highlights:

•	Revenue for the fourth-quarter was $281.7 million, compared to $288.9 million in the year ago quarter.

•	Gross margin for the quarter increased 400 basis points to 10.7 percent, compared to 6.7 percent in the year ago quarter, benefitting from favorable product mix and operational efficiencies.

•	Net income per diluted share for the quarter was $0.31, compared to a loss of $0.29 in the year ago quarter.

•	Adjusted net income per diluted share was $0.50, compared to a loss per share of $0.18 in the year ago quarter.

•	Adjusted EBITDA more than doubled for the quarter to $19.0 million, compared to $8.0 million for the year ago quarter.

•	New product wins represented an expected $361 million in sales over the life-of-program, or nearly $83 million on an annual basis.

Full-Year 2016 Highlights:

•	Revenue for the year was $1,065.8 million, compared to $1,073.1 million in the prior year.

•	Gross profit for the year was $96.2 million, compared to $86.2 million in the prior year, an increase of $10.0 million, or 11.6 percent.

•	Net income per diluted share for the year was $0.21, compared to $0.34 per share in the prior year.

•	Adjusted net income per diluted share for the year was $0.59, compared to $0.54 per share in the prior year.

•	Adjusted EBITDA for the year was $63.3 million, compared to prior year adjusted EBITDA of $58.7 million, a 7.9 percent improvement on flat revenue.

•	Cash flows from operating activities generated $69.4 million for the year, contributing to a $42 million reduction in debt.

•	New product wins represented an expected $895 million in sales over the life-of-program, or nearly $170 million on an annual basis.

"We delivered meaningful improvement in our operations during 2016, resulting in improved profitability, generating strong operating cash flow and a reduction of debt,” according to Ramzi Hermiz, president and chief executive officer. “We outperformed the automotive market, nearly offsetting a decline in commercial vehicles and currency translation against the dollar. We were awarded nearly $900 million of new business for the year as our leading lightweighting technology solutions continued to gain traction in the marketplace. We are excited about the outlook for Shiloh, particularly given the momentum coming from our fourth quarter performance,” said Hermiz.

Shiloh to Host Conference Call Today at 5:00 P.M. ET
Shiloh Industries will host a conference call on Tuesday, January 17 at 5:00 P.M. Eastern Time to discuss the Company's fourth-quarter and full-year fiscal 2016 financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh Industries fourth-quarter conference call. A replay will be available after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13652133. The replay will be available until January 31, 2017. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.shiloh.com.

For inquiries, please contact Thomas Dugan, Vice President Finance and Treasurer at:
investor@shiloh.com.

Non-GAAP Financial Measures
This press release includes the following non-GAAP financial measures: “EBITDA,” “adjusted EBITDA," "adjusted EBITDA margin" and "adjusted net income per share." We define EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation and amortization. We define adjusted EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation, amortization, and other adjustments as described in the reconciliations accompanying this press release. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues as shown in the reconciliations accompanying this press release. Adjusted net income per share excludes certain income and expense items as shown in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted net income per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted net income per share	Three Months Ended October 31,		Year Ended October 31,
	2016	2015	2016	2015
Net income (loss) per common share (GAAP)
Diluted	$0.31	$(0.29)	$0.21	$0.34
Asset impairment	0.06	—	0.07	—
Plant optimization activities	0.05	—	0.09	—
Banking fees	—	0.04	—	0.04
Wellington investigation fees	—	0.05	—	0.05
Foreign adjustments	0.06	—	0.07	—
Professional fees	—	—	0.07	—
Amortization of intangibles	0.02	0.02	0.08	0.09
Acquisition fees	—	—	—	0.02
Diluted adjusted earnings per share (non-GAAP)	$0.50	$(0.18)	$0.59	$0.54

Adjusted EBITDA Reconciliation	Three Months Ended October 31,				Year Ended October 31,
	2016		2015		2016	2015
Net income (loss)	$5,265		$(4,917)	7,000	$3,669	$5,905
Depreciation and amortization	9,260		8,147		37,645	34,267
Stock compensation expense	288		173		1,072	1,025
Interest expense, net	4,552		3,170		18,063	9,862
Provision (benefit) for income taxes	(4,949)		(1,039)		(5,152)	4,710

EBITDA	14,416		5,534		55,297	55,769
Asset impairments	1,758		—		2,031	—
Plant optimization activities	1,263		—		2,263	—
Banking fees	—	—	1,050		—	1,050
Wellington investigation fees	—		1,416		—	1,416
Foreign adjustments	1,566		—		1,916	—
Professional fees	—		—		1,800	—
Acquisition fees	—		—		—	433
Adjusted EBITDA	$19,003		$8,000		$63,307	58,668
Adjusted EBITDA margin	6.7%		2.8%		5.9%	5.5%

About Shiloh Industries, Inc.

Shiloh Industries, Inc. is a leading global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and industrial markets, capable of delivering solutions in aluminum, magnesium, steel and high-strength steel alloys to original equipment manufacturers and suppliers. The company offers one of the broadest portfolio of lightweighting solutions in the industry through their BlankLight®, CastLight™ and StampLight™ brands. Shiloh designs and manufactures components in body, chassis and powertrain systems with expertise in precision blanks, ShilohCore™ acoustic laminates, aluminum and steel laser welded blanks, complex stampings, modular assemblies, aluminum and magnesium die casting, as well as precision machined components. Shiloh has approximately 3,100 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

FORWARD-LOOKING STATEMENTS
Certain statements made by Shiloh in this Press Release regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.
The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements.

Listed below are some of the factors that could potentially cause actual results to differ materially from expected future results. Other factors besides those listed here could also materially affect the Company’s business.

•	The Company's ability to accomplish its strategic objectives.

•	The Company's ability to obtain future sales.

•	Changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities.

•	Costs related to legal and administrative matters.

•	The Company's ability to realize cost savings expected to offset price concessions.

•
The Company's ability to successfully integrate acquired businesses, including businesses located outside of the United States. Risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of its products.

•	Inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks.

•	Work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers.

•	The Company's dependence on the automotive and heavy truck industries, which are highly cyclical.

•	The dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production.

•	Regulations and policies regarding international trade.

•
Financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies. Increases in the price of, or limitations on the availability of aluminum, magnesium or steel, the Company's primary raw materials, or decreases in the price of scrap steel.

•	The successful launch and consumer acceptance of new vehicles for which the Company supplies parts.

•
The impact on historical financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of the Company’s operating results.

•
The occurrence of any event or condition that may be deemed a material adverse effect under the Company’s outstanding indebtedness or a decrease in customer demand which could cause a covenant default under the Company’s outstanding indebtedness.

•	Pension plan funding requirements.
See "Part I, Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2016 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the SEC.

SHILOH INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	October 31, 2016	October 31, 2015

ASSETS:
Cash and cash equivalents	$8,696	$13,100
Investment in marketable securities	174	356
Accounts receivable, net of allowance for doubtful accounts of $761 and $821 at October 31, 2016 and October 31, 2015, respectively	183,862	194,155
Related-party accounts receivable	1,235	1,092
Prepaid income taxes	1,653	4,515
Inventories, net	60,547	57,868
Deferred income taxes	—	2,837
Prepaid expenses and other assets	36,986	45,706
Total current assets	293,153	319,629
Property, plant and equipment, net	265,837	279,223
Goodwill	27,490	27,992
Intangible assets, net	17,279	19,543
Deferred income taxes	9,974	2,958
Other assets	12,696	11,509
Total assets	$626,429	$660,854
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$2,023	$2,080
Accounts payable	158,514	161,123
Other accrued expenses	40,824	34,459
Accrued income taxes	1,686	—
Total current liabilities	203,047	197,662
Long-term debt	256,922	298,873
Long-term benefit liabilities	23,312	17,376
Deferred income taxes	4,734	6,180
Interest rate swap agreement	5,036	4,989
Other liabilities	588	1,312
Total liabilities	493,639	526,392
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at October 31, 2016 and October 31, 2015, respectively	—	—
Common stock, par value $.01 per share; 50,000,000 and 25,000,000 shares authorized at October 31, 2016 and October 31, 2015, respectively; 17,614,057 and 17,309,623 shares issued and outstanding at October 31, 2016 and October 31, 2015, respectively	176	173
Paid-in capital	70,403	69,334
Retained earnings	118,673	115,004
Accumulated other comprehensive loss, net	(56,462)	(50,049)
Total stockholders’ equity	132,790	134,462
Total liabilities and stockholders’ equity	$626,429	$660,854

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended October 31,		Year Ended October 31,
	2016	2015	2016	2015
Net revenues	$281,683	$288,907	$1,065,834	$1,073,052
Cost of sales	251,587	269,623	969,658	986,865
Gross profit	30,096	19,284	96,176	86,187
Selling, general & administrative expenses	21,535	20,298	73,417	63,028
Amortization of intangible assets	563	500	2,258	2,295
Asset impairment	1,758	—	2,031	—
Operating income (loss)	6,240	(1,514)	18,470	20,864
Interest expense	4,569	3,184	18,086	9,898
Interest income	(17)	(15)	(23)	(36)
Other expense	1,372	1,273	1,890	387
Income (loss) before income taxes	316	(5,956)	(1,483)	10,615
Provision (benefit) for income taxes	(4,949)	(1,039)	(5,152)	4,710
Net income (loss)	$5,265	$(4,917)	$3,669	$5,905
Earnings per share:
Basic earnings (loss) per share	$0.31	$(0.29)	$0.21	$0.34
Basic weighted average number of common shares	17,614	17,292	17,513	17,287
Diluted earnings (loss) per share	$0.31	$(0.29)	$0.21	$0.34
Diluted weighted average number of common shares	17,629	17,292	17,526	17,310

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year Ended October 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,669	$5,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,645	34,267
Asset impairment	2,031	—
Amortization of deferred financing costs	2,505	992
Deferred income taxes	(2,704)	4,263
Stock-based compensation expense	1,072	1,025
(Gain) loss on sale of assets	(55)	274
Changes in operating assets and liabilities:
Accounts receivable, net	10,975	(27,607)
Inventories, net	(2,408)	358
Prepaids and other assets	14,476	(8,665)
Payables and other liabilities	(1,843)	(5,923)
Accrued income taxes	3,998	(1,516)
Net cash provided by operating activities	69,361	3,373
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(28,324)	(39,376)
Acquisitions, net of cash acquired	—	195
Investment in joint venture	(1,500)	—
Proceeds from sale of assets	1,508	11,480
Net cash used for investing activities	(28,316)	(27,701)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(860)	(821)
Proceeds from long-term borrowings	145,400	153,900
Repayments of long-term borrowings	(186,301)	(121,589)
Payment of deferred financing costs	(1,785)	(5,529)
Proceeds from exercise of stock options	—	159
Net cash (used for) provided by financing activities	(43,546)	26,120
Effect of foreign currency exchange rate fluctuations on cash	(1,903)	(706)
Net increase (decrease) in cash and cash equivalents	(4,404)	1,086
Cash and cash equivalents at beginning of period	13,100	12,014
Cash and cash equivalents at end of period	$8,696	$13,100

Supplemental Cash Flow Information:
Cash paid for interest	$15,801	$9,373
Cash paid for (refund of) income taxes	$(5,855)	$1,770

Non-cash Activities:
Capital equipment included in accounts payable	$5,604	$4,225